UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

ENVIROSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14757	11-2014231
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 754-4551

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, the Board of Directors of EnviroStar, Inc. (the “Company”) approved the following changes to the titles of certain of the Company’s executive officers to better align the titles with the functions performed by the applicable executive officers:

Executive Officer	Former Title	New Title
Michael S. Steiner	Executive Vice President, Chief Operating Officer and Secretary	Executive Vice President and Secretary

Dennis Mack	Executive Vice President	Executive Vice President, Corporate Strategy

Thomas Marks	Executive Vice President	Executive Vice President, Business Development

After giving effect to these changes, the Company does not have an officer serving with the title of Chief Operating Officer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) was held on December 11, 2018. The sole item of business at the Annual Meeting was a vote on the election of eight directors, each for a term expiring at the Company’s 2019 Annual Meeting of Stockholders. The Company’s Board of Directors nominated each of the Company’s eight incumbent directors for election at the Annual Meeting, and the Company’s stockholders approved the election of each of the eight director nominees. A summary of the voting results is set forth below.

Proposal: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Henry M. Nahmad	8,001,062	91,175	0
Michael S. Steiner	7,963,905	128,332	0
Dennis Mack	7,963,905	128,332	0
David Blyer	7,952,494	139,743	0
Alan M. Grunspan	8,059,372	32,865	0
Timothy P. LaMacchia	8,010,912	81,325	0
Hal M. Lucas	8,014,150	78,087	0
Todd Oretsky	8,059,372	32,865	0

Item 8.01 Other Events.

On December 11, 2018, the Company’s Board of Directors approved a special cash dividend on the Company’s common stock of $0.13 per share. The dividend is payable on January 8, 2019 to stockholders of record at the close of business on December 26, 2018.

In addition, on December 11, 2018, the Company’s Board of Directors approved changing the Company’s corporate name from EnviroStar, Inc. to EVI Industries, Inc. The name change will become effective upon filing of the related amendment to the Company’s Certificate of Incorporation with the State of Delaware. The Company expects to file the amendment on or about Friday, December 21, 2018. Following the filing of the amendment, the Company will issue a separate press release announcing the effectiveness of the name change and file a separate Current Report on Form 8-K, which will include a copy of the amendment. The name change will not impact the ticker symbol of the Company’s common stock, which will continue to trade on the NYSE American under the ticker symbol “EVI.” Under Delaware law, stockholder approval of the name change is not required.

A copy of the press release issued by the Company on December 11, 2018 announcing the special cash dividend and the approval of the name change by the Company’s Board of Directors is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 99.1	Press Release dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROSTAR, INC.

Date: December 13, 2018
	By:	/s/ Robert H. Lazar
Robert H. Lazar,
Chief Financial Officer